CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" in this Registration Statement (Form N-1A 33-44254 and 811-6490) of Dreyfus Premier Emerging Asia Fund (one of the fund's comprising Dreyfus Premier International Funds, Inc.).

Ernst & Young LLP

New York, New York
November 7, 2007